Exhibit 99.2

This Statement on Form 4 is filed by: (i) John D. Shulman, (ii) JCP III SM AIV, L.P., (iii) METP Holdings, LLC, (iv) Juggernaut Partners III GP, L.P., and (v) Juggernaut Partners III GP, Ltd.

Name of Designated Filer: John D. Shulman

Date of Event Requiring Statement: November 29, 2021

Issuer Name and Ticker or Trading Symbol: Petros Pharmaceuticals, Inc. [PTPI]

John D. Shulman

/s/ John D. Shulman

METP Holdings, LLC

By:	Juggernaut Partners III GP, L.P.,
its general partner
By: Juggernaut Partners III GP, Ltd. its general partner

	By:	/s/ John D. Shulman
Name: John D. Shulman Title: Director

JCP III SM AIV, L.P.

By:	Juggernaut Partners III GP, L.P.,
its general partner
By: Juggernaut Partners III GP, Ltd. its general partner

	By:	/s/ John D. Shulman
Name: John D. Shulman Title: Director

Juggernaut Partners III GP, L.P.

By:	Juggernaut Partners III GP, Ltd.
its general partner

	By:	/s/ John D. Shulman
	Name:	John D. Shulman
	Title:	Director

Juggernaut Partners III GP, Ltd.

By:	/s/ John D. Shulman
Name:	John D. Shulman
Title:	Director